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                                                                  EXHIBIT 23.7



CONSENT OF FINANCIAL ADVISOR

We hereby consent to the use in this Registration Statement on Form S-4 of Regions Financial Corporation of our letter to the Board of Directors of Metro Financial Corporation included as Appendix B to the Proxy Statement/Prospectus that is a part of this Registration Statement, and to the references to such letter and to our firm in such Proxy Statement/Prospectus. In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        STERNE, AGEE & LEACH, INC.



                                        By:  /s/ Kathryn H. Bissette
                                             ------------------------------
                                             Kathryn H. Bissette
                                             Senior Vice President


December 11, 1995